EXHIBIT 99.1

PRESS RELEASE ISSUED JUNE 30, 2011

FOR IMMEDIATE RELEASE	FOR INFORMATION CONTACT
June 30, 2011	Rex McKinney 850-266-9121
Alexis Cain 205-949-3426

ServisFirst Bancshares, Inc. Completes Sale of Stock in Pensacola

Pensacola, FL – ServisFirst Bancshares, Inc. announced today that it had completed the sale of 340,000 shares of common stock to qualified investors in a private placement at $30 per share, for aggregate proceeds of $10.2 million.  The proceeds from the sale are primarily being used to establish a full service banking facility in Pensacola for ServisFirst Bank’s new Florida operation.

“We appreciate the confidence our local investors have exhibited in our team and Pensacola,” said Rex McKinney, ServisFirst Pensacola President and CEO.

The Pensacola leadership team is composed of some of the most experienced and qualified bankers in the region.  In addition to Rex McKinney, Bo Carter serves as the Chief Development Officer for ServisFirst Bank Pensacola, Robert “Bobby” Fair as Executive Vice President and Senior Lending Officer, Karen Wright as Senior Vice President and Commercial Banking Officer, Cathy England as Vice President and Private Banking Officer, Susi Franklin as Vice President and Banking Center Administrator, Rick Johnson as Vice President and Commercial Banking Officer, and Portia Kozma as Vice President and Cash Management Officer.

“With the leadership of our board of directors and executive team, we look forward to serving the Pensacola market with the values in which ServisFirst was founded,” said Bo Carter, Chairman of the Board and Chief Development Officer.

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst provides business and personal financial services through locations in Birmingham, Huntsville, Montgomery and  Dothan, Alabama and Pensacola, Florida.

ServisFirst files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words “believe,” “expect,” “anticipate,” “project,” “plan,”, “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base, possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectibility of loans and the value of collateral; the effect of natural disasters, such as hurricanes, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.